Exhibit 99.1

Inergy, L.P.

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated financial information of Inergy, L.P. (“Inergy”) reflects the pro forma impact of the Retail Propane Transaction (as defined below), which includes the following:

•	disposition of Inergy’s retail propane operations;

•

exchange of $1.2 billion of Inergy senior notes for Suburban Propane Partners, L.P. (“Suburban”) senior notes (based on an assumption that all such Inergy senior notes are exchanged in the Exchange Offers (as defined below)); and

•	receipt of $600 million in Suburban common units.

The unaudited pro forma consolidated balance sheet gives effect to the Retail Propane Transaction as if it had occurred on March 31, 2012; the unaudited pro forma consolidated statements of operations assume that the transaction was consummated on October 1, 2010. The unaudited pro forma consolidated financial statements should be read in conjunction with (i) Inergy’s Annual Report on Form 10-K for the year ended September 30, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2011, and (ii) Inergy’s quarterly report on Form 10-Q for the six months ended March 31, 2012, as filed with the SEC on May 3, 2012.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Retail Propane Transaction had been consummated on the date indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Retail Propane Transaction

On April 25, 2012, Inergy, Inergy GP, LLC and Inergy Sales & Service, Inc. (“ Inergy Sales ”) entered into a contribution agreement (the “ Contribution Agreement ”) with Suburban pursuant to which (i) Inergy will contribute all of its membership interests in Inergy Propane, LLC to Suburban, (ii) Inergy will contribute certain assets of Inergy Sales to Suburban, (iii) Inergy and Inergy Sales will receive equity consideration consisting of $600 million new Suburban common units subject to certain adjustments (the “Equity Consideration”), and (iv) Suburban will complete the Exchange Offers. These transactions and the other related transactions specified in the Contribution Agreement are referred to herein as the “Retail Propane Transaction.”

Pursuant to the Contribution Agreement, Suburban will incur up to $1.0 billion of additional indebtedness in the form of newly issued Suburban senior notes, and pay up to $200.0 million of cash to noteholders, in connection with exchange offers for up to $1.2 billion of certain of Inergy’s outstanding senior unsecured notes (the “Exchange Offers”).

The Equity Consideration will be distributed by Inergy to Inergy unitholders, pro rata, except for $6.0 million of Suburban common units to be retained by Inergy, as promptly as practicable after the effective date of the registration statement relating to the distribution of such restricted Suburban common units (the “Equity Consideration Distribution”).

Consummation of the Retail Propane Transaction is subject to customary conditions, including, without limitation, (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of any law, order or injunction prohibiting the Retail Propane Transaction, the Exchange Offers and the related transactions. Moreover, each party’s obligation to consummate the Retail Propane Transaction is subject to certain other conditions, including, without limitation, (A) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), and (B) the other party’s compliance with its covenants and agreements contained in the Contribution Agreement (subject to customary materiality qualifiers). The consummation of the Exchange Offers is a condition to the closing of the Retail Propane Transaction. The Contribution Agreement also contains termination rights for Suburban and Inergy.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2012

(in millions)

	Inergy, L.P. Historical	Retail Propane Transaction Pro Forma Adjustments	Other Adjustments		Inergy, L.P. Pro Forma
		(a)
Assets
Current assets:
Cash and cash equivalents	$14.6	$(10.6)	$—		$4.0
Investments	—	—	600.0	(b)	600.0
Accounts receivable, less allowance for doubtful accounts	184.7	(81.1)	—		103.6
Inventories	93.8	(41.4)	—		52.4
Assets from price risk management activities	14.1	—	—		14.1
Prepaid expenses and other current assets	27.5	(1.9)	—		25.6

Total current assets	334.7	(135.0)	600.0		799.7

Property, plant and equipment	2,731.3	(751.1)	—		1,980.2
Less: accumulated depreciation	664.3	(278.7)	—		385.6

Property, plant and equipment, net	2,067.0	(472.4)	—		1,594.6

Intangible assets, net	365.5	(302.0)	(21.0	) (c)	42.5

Goodwill	498.5	(336.1)	—		162.4
Other assets	2.4	(0.5)	—		1.9

Total assets	$3,268.1	$(1,246.0)	$579.0		$2,601.1

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$123.1	$(0.6)	$—		$122.5
Accrued expenses	84.2	(10.3)	—		73.9
Customer deposits	26.8	(26.8)	—		—
Liabilities from price risk management activities	5.1	—	—		5.1
Current portion of long-term debt	9.9	(4.1)	—		5.8

Total current liabilities	249.1	(41.8)	—		207.3

Long-term debt, less current portion	1,671.1	(10.6)	(1,200.0	) (c)	449.7
			(10.8	) (c)
Other long-term liabilities	20.4	—	—		20.4
Deferred income taxes	20.1	—	—		20.1

Partners’ capital:
Limited partner unitholders	1,142.5	(1,193.6)	600.0	(b)	1,738.7
			1,200.0	(c)
			(10.2	) (c)

Total Inergy, L.P. partners’ capital	1,142.5	(1,193.6)	1,789.8		1,738.7
Interest of non-controlling partners in subsidiaries	164.9	—	—		164.9

Total partners’ capital	1,307.4	(1,193.6)	1,789.8		1,903.6

Total liabilities and partners’ capital	$3,268.1	$(1,246.0)	$579.0		$2,601.1

The accompanying notes are an integral part of these consolidated financial statements.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended March 31, 2012

(in millions, except unit and per unit data)

	Inergy, L.P. Historical	Retail Propane Transaction Pro Forma Adjustments	Other Adjustments		Inergy, L.P. Pro Forma
		(a)
Revenue:
Propane	$928.6	$(505.6)	$—		$423.0
Other	402.4	(112.1)	—		290.3

	1,331.0	(617.7)	—		713.3

Cost of product sold (excluding depreciation and amortization as shown below):
Propane	703.0	(293.9)	—		409.1
Other	247.4	(74.0)	—		173.4

	950.4	(367.9)	—		582.5

Expenses:
Operating and administrative	164.0	(126.4)	—		37.6
Depreciation and amortization	98.4	(35.5)	—		62.9
Loss on disposal of assets	3.6	(3.6)	—		—

Operating income	114.6	(84.3)	—		30.3
Other income (expense):
Interest expense, net	(50.4)	0.6	38.7	(d)	(11.1)
Early extinguishment of debt	(24.9)	—	—		(24.9)
Other income	1.4	(0.1)	—		1.3

Income (loss) before income taxes	40.7	(83.8)	38.7		(4.4)
Provision for income taxes	0.3	—	—		0.3

Net income (loss)	40.4	(83.8)	38.7		(4.7)
Net income attributable to non-controlling partners	(3.7)	—	—		(3.7)

Net income (loss) attributable to partners	$36.7	$(83.8)	$38.7		$(8.4)

Total limited partners’ interest in net income (loss)	$36.7	$(83.8)	$38.7		$(8.4)

Net income (loss) per limited partner unit:
Basic	$0.30				$(0.07)

Diluted	$0.28				$(0.07)

Weighted-average limited partners’ units outstanding (in thousands):
Basic	124,141				124,141
Dilutive units	7,343				—

Diluted	131,484				124,141

The accompanying notes are an integral part of these consolidated financial statements.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended September 30, 2011

(in millions, except unit and per unit data)

	Inergy, L.P. Historical	Retail Propane Transaction Pro Forma Adjustments	Other Adjustments		Inergy, L.P. Pro Forma
		(a)
Revenue:
Propane	$1,461.9	$(859.6)	$—		$602.3
Other	691.9	(192.7)	—		499.2

	2,153.8	(1,052.3)	—		1,101.5

Cost of product sold (excluding depreciation and amortization as shown below):
Propane	1,044.0	(479.1)	—		564.9
Other	432.0	(122.7)	—		309.3

	1,476.0	(601.8)	—		874.2

Expenses:
Operating and administrative	323.3	(257.0)	—		66.3
Depreciation and amortization	191.8	(74.5)	—		117.3
(Gain) loss on disposal of assets	8.2	(10.9)	—		(2.7)

Operating income	154.5	(108.1)	—		46.4
Other income (expense):
Interest expense, net	(113.5)	1.4	83.7	(d)	(28.4)
Early extinguishment of debt	(52.1)	—	—		(52.1)
Other income	1.2	(0.1)	—		1.1

Income (loss) before income taxes	(9.9)	(106.8)	83.7		(33.0)
Provision for income taxes	0.7	(0.4)	—		0.3

Net income (loss)	(10.6)	(106.4)	83.7		(33.3)
Net loss attributable to non-controlling partners	28.2	—	—		28.2

Net income (loss) attributable to partners	$17.6	$(106.4)	$83.7		$(5.1)

Total limited partners’ interest in net income (loss)	$17.6	$(106.4)	$83.7		$(5.1)

Net income (loss) per limited partner unit:
Basic	$0.17				$(0.05)

Diluted	$0.15				$(0.05)

Weighted-average limited partners’ units outstanding (in thousands):
Basic	105,732				105,732
Dilutive units	11,952				—

Diluted	117,684				105,732

The accompanying notes are an integral part of these consolidated financial statements.

Inergy, L.P.

Notes to Unaudited Pro Forma Information

(a)	To record the deconsolidation of Inergy’s retail propane operations in connection with the Retail Propane Transaction. Based on the carrying amount of Inergy’s retail propane operations as of March 31, 2012, Inergy would recognize a gain on the divestiture of its retail propane operations in the amount of approximately $596.2 million, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed consolidated statements of operations do not include a gain on the divestiture, because such gain would not be expected to have a continuing impact on Inergy’s results of operations.

(b)	To record the pro forma impact from the consideration received in connection with the Retail Propane Transaction, including Inergy’s acquisition of Suburban common units representing approximately 27% of the limited partner interests in Suburban.

(c)	To record the pro forma impact of $1.2 billion in Inergy senior notes that are expected to be exchanged for Suburban senior notes, including the removal of associated deferred financing costs and deferred swap premium. If only $1.0 billion in Inergy senior notes are exchanged, Inergy’s pro forma cash balance would be $204.0 million and its debt balance would be $649.7 million.

(d)	To record the pro forma impact of the reduction in interest expense associated with the exchange of senior notes discussed in (c ) above. If only $1.0 billion of Inergy senior notes are exchanged, Inergy’s pro forma net loss would be $11.3 million and $47.2 million for the six months ended March 31, 2012 and the year ended September 30, 2011, respectively.